As filed with the Securities and Exchange Commission on January 29, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARKETO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	56-2558241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd., Suite 200

San Mateo, California 94404

(Address of principal executive offices, including zip code)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Phillip M. Fernandez

President and Chief Executive Officer

Marketo, Inc.

901 Mariners Island Blvd., Suite 200

San Mateo, California 94404

(650) 376-2300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter Tony Jeffries Michael E. Coke Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Margo M. Smith Senior Vice President and General Counsel Marketo, Inc. 901 Mariners Island Blvd., Suite 200 San Mateo, California 94404 (650) 376-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2013 Equity Incentive Plan	1,962,498	(2)	$42.76	(4)	$83,916,414.48	$10,808.43
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2013 Employee Stock Purchase Plan	392,499	(3)	$36.35	(5)	$14,267,338.65	$1,837.64
TOTAL:					$98,183,753.13	$12,646.07

(1)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)          The 2013 Equity Incentive Plan provides for an annual increase in the number of shares reserved and available for issuance under the 2013 Equity Incentive Plan as follows: The number of shares available for issuance under the 2013 Equity Incentive Plan will be increased on the first day of each fiscal year beginning with the 2014 fiscal year, in an amount equal to the least of (i) 3,250,000 shares, (ii) five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the Registrant’s board of directors.  The 1,962,498 shares of common stock registered hereunder were authorized as of January 1, 2014 pursuant to the annual increase provisions described above.

(3)          The 2013 Employee Stock Purchase Plan provides for an annual increase in the number of shares reserved and available for issuance under the 2013 Employee Stock Purchase Plan as follows: The number of shares available for issuance under the 2013 Employee Stock Purchase Plan shall be subject to an annual increase to be added on the first day of each fiscal year beginning with the 2014 fiscal year equal to the least of (i) 650,000 shares of common stock, (ii) one percent (1%) of the outstanding shares of common stock on such date, or (iii) an amount determined by the Administrator (as defined in the 2013 Employee Stock Purchase Plan).  The 392,499 shares of common stock registered hereunder were authorized as of January 1, 2014 pursuant to the annual increase provisions described above.

(4)          Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $42.76 per share, which represents the average of the high and low selling prices per share of the Registrant’s Common Stock on January 24, 2014 as reported by the NASDAQ Global Market.

(5)          Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $42.76 per share, which represents the average of the high and low sale prices of the Registrant’s Common Stock as reported on January 24, 2014 as reported on the NASDAQ Global Market. Pursuant to the 2013 Employee Stock Purchase Plan, the purchase price of the shares of common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the exercise date.

MARKETO, INC.

REGISTRATION STATEMENT ON FORM S-8

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed by Marketo, Inc. (the “Company” or the “Registrant”) to register:

•                  1,962,498 additional shares of common stock of the Registrant, $0.0001 par value (the “Common Stock”), which may be acquired upon the exercise of stock options and restricted stock units granted to certain employees, consultants and directors of the Registrant, under the Registrant’s 2013 Equity Incentive Plan, as amended from time to time; and

•                  392,499 additional shares of Common Stock, which may be acquired upon the purchase of shares by the Registrant eligible employees under the Registrant’s 2013 Employee Stock Purchase Plan, as amended from time to time.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of Marketo, Inc. (the “Registrant”) filed with the Securities and Exchange Commission on May 17, 2013 (File No. 333-188662) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)         Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on September 9, 2013 (File No. 333-190903), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)         The Registrant’s Prospectus filed with the Commission on September 13, 2013 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-190903);

(3)         The Registrant’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2013 and September 30, 2013 as filed with the Commission on August 9, 2013 and November 8, 2013, respectively;

(4)         The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 7, 2013, June 17, 2013, July 30, 2013, October 24, 2013, December 12, 2013 and December 19, 2013, except to the extent that information therein is furnished to and not filed with the Commission; and

(5)         The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35909) filed with the Commission on May 6, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index immediately following the Signature Pages.

Item 9.  Undertakings.

A.                                    The undersigned Registrant hereby undertakes that:

(1)                                 It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on January 29, 2014.

MARKETO, INC.

By:	/s/ Frederick A. Ball
Frederick A. Ball
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip M. Fernandez, Frederick A. Ball, and Margo M. Smith, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Marketo, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip M. Fernandez	President, Chief Executive Officer and Director	January 29, 2014
Phillip M. Fernandez	(Principal Executive Officer)

/s/ Frederick A. Ball	Senior Vice President and Chief Financial Officer	January 29, 2014
Frederick A. Ball	(Principal Financial and Accounting
Officer)

/s/ Neeraj Agrawal	Director	January 29, 2014
Neeraj Agrawal

/s/ Susan L. Bostrom	Director	January 29, 2014
Susan L. Bostrom

/s/ Tae Hea Nahm	Director	January 29, 2014
Tae Hea Nahm

/s/ Douglas A. Pepper	Director	January 29, 2014
Douglas A. Pepper

/s/ Roger S. Siboni	Director	January 29, 2014
Roger S. Siboni

/s/ Wesley R. Wasson	Director	January 29, 2014
Wesley R. Wasson

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant	S-1/A	333-187689	4.2	5/6/2013

4.2	2013 Equity Incentive Plan and forms of agreements thereunder	S-1/A	333-187689	10.3	5/6/2013

4.3	2013 Employee Stock Purchase Plan and form of agreement thereunder	S-1/A	333-187689	10.4	5/6/2013

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)